Exhibit 99.1

Neurocrine Biosciences and Voyager Therapeutics Enter Strategic Collaboration for
Development and Commercialization of Voyager’s GBA1 Program and
Other Next-Generation Gene Therapies for Neurological Diseases

- Voyager to receive up-front consideration of $175 million including a $39 million equity investment, up to $1.5 billion in potential development milestones, additional potential commercial milestones, tiered royalties on net sales, program funding, and an option to elect 50/50 cost- and profit-sharing in the U.S. for the GBA1 program following Phase 1 readout -

- Neurocrine to receive worldwide rights to Voyager’s GBA1 gene therapy program for Parkinson’s disease and other GBA1-mediated diseases and three gene therapy programs directed to rare CNS targets, each enabled by Voyager’s next-generation TRACERTM capsids, as well as additional equity in Voyager -

- Jude Onyia, Ph.D., Chief Scientific Officer at Neurocrine Biosciences, will join Voyager’s Board of Directors -

- Voyager to host a conference call today; details below -

SAN DIEGO and CAMBRIDGE, Mass., January 9, 2023 – Neurocrine Biosciences, Inc. (NASDAQ: NBIX) and Voyager Therapeutics, Inc. (Nasdaq: VYGR) today announced the formation of a new strategic collaboration to advance multiple gene therapies for the treatment of neurological diseases. The collaboration includes Voyager’s preclinical, intravenously administered GBA1 gene therapy program for Parkinson’s disease and other GBA1-mediated diseases, which combines a GBA1 gene replacement payload with novel capsids from Voyager’s TRACERTM (Tropism Redirection of AAV by Cell-type-specific Expression of RNA) platform. In addition, Neurocrine Biosciences and Voyager have agreed to collaborate on three new gene therapy programs directed to rare CNS targets, each also leveraging Voyager’s novel TRACER capsids. The collaboration builds upon the long-standing strategic partnership between Neurocrine Biosciences and Voyager and continues to combine Voyager’s expertise in novel capsid discovery, payload design, and neuropharmacology with Neurocrine Biosciences’ expertise in neuroscience and the clinical and commercial development of therapies for patients suffering from serious neurological diseases.
Voyager will host a company conference call and webcast to discuss the collaboration. Full webcast details are provided below.
“This new collaboration with Voyager encompassing GBA1-mediated diseases such as Parkinson’s disease and Gaucher’s disease complements our existing collaboration around Friedreich’s Ataxia and other CNS targets, establishing the foundation for a strong franchise of next-generation gene therapies utilizing Voyager’s TRACER capsids to treat serious neurological diseases,” said Jude Onyia, Ph.D., Chief Scientific Officer of Neurocrine Biosciences. “We believe GBA1 gene therapy has the potential to play a transformational role in the future treatment of Parkinson’s disease and other serious neurological diseases.”
“This collaboration illustrates the value-creation opportunity presented by combining Voyager’s novel TRACER capsid platform with our deep knowledge of neuropharmacology and payloads to advance next-generation gene therapies for CNS diseases,” said Alfred W. Sandrock, Jr., M.D., Ph.D., Chief Executive Officer of Voyager. “We look forward to expanding our engagement with Neurocrine Biosciences, with whom we already enjoy a strong relationship. We anticipate that the opportunities enabled by this collaboration will allow us to continue to invest in our platform and pipeline programs, as well as to advance cutting-edge research initiatives.”

Collaboration Details and Financial Terms
Under the terms of the agreement, Neurocrine Biosciences has agreed to pay Voyager $175 million up front, of which Neurocrine Biosciences has agreed to pay approximately $136 million in cash and to purchase approximately $39 million of newly issued equity in Voyager at a price of $8.88 per share, which represents a 50% premium to the average daily volume-weighted average price of Voyager’s stock over the 30 trading days prior to the execution of the transaction. In addition, Neurocrine Biosciences has agreed to fund all costs incurred under the collaboration, subject to the cost- and profit-sharing option terms below.
Regarding the GBA1 gene therapy program, Neurocrine Biosciences has agreed to fund development through the completion of a first Phase 1 trial. Following the data readout from such trial, Voyager has the right, but not the obligation, to elect to co-develop and co-commercialize the GBA1 program with Neurocrine Biosciences in the U.S. under a 50/50 cost- and profit-sharing arrangement in lieu of receiving further U.S. milestone-based payments and royalties or alternatively be eligible for U.S.-based development, regulatory, and commercial milestone payments and tiered royalties, with Neurocrine Biosciences maintaining responsibility for all development and commercialization expenses. If Voyager declines its option for cost and profit sharing on the GBA1 program, under the terms of the collaboration agreement, Voyager will be eligible for up to $985 million in total development milestone payments plus substantial potential commercial milestone payments, and tiered royalties ranging from low double-digit to twenty percent on U.S. net sales. Irrespective of Voyager’s election on its cost- and profit-sharing option, Voyager shall be eligible for potential ex-U.S.-based regulatory and commercial milestone payments, as well as royalties ranging from high-single-digits to mid-teens on ex-U.S. net sales.
Regarding the three new gene therapy programs under the collaboration, Voyager is eligible to earn up to $175 million in development milestone payments plus substantial potential commercial milestone payments for each program, and tiered high single-digit to mid-teens royalties on U.S. net sales and mid-single-digit to low double-digit royalties on ex-U.S. net sales. Neurocrine Biosciences has agreed to fully fund the development of the three new programs.
Neurocrine Biosciences and Voyager have agreed that, following the completion of the transaction, Jude Onyia, Ph.D., Chief Scientific Officer at Neurocrine Biosciences, will join Voyager’s Board of Directors.
The effectiveness of the collaboration agreement and the closing of the sale and issuance of Voyager common stock described above are subject to certain conditions including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and other customary closing conditions.
Conference Call Details
Voyager will host a conference call and webcast today at 8:45 a.m. ET to discuss the collaboration with Neurocrine Biosciences and early research initiatives. To participate via telephone and join the call live, please register in advance here: https://register.vevent.com/register/BI0a2d1fa796644be08876e1f7b98034d4. Upon registration, telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number and a unique passcode. A live webcast of the call will also be available on the Investors section of the Voyager website, at ir.voyagertherapeutics.com. A replay of the call will be available at the same link approximately two hours after the call’s completion. The replay will be available for at least 30 days following the conclusion of the call.

About the GBA1 Gene Therapy Program
GBA1 is the gene encoding the lysosomal enzyme glucocerebrosidase, and mutations in this gene have been associated with multiple diseases. Up to 10% of Parkinson’s disease patients have a mutation in GBA1, the most common genetic risk factor, increasing the risk of the disease approximately 20-fold. When homozygous, pathologic variants in GBA1 cause the lysosomal disorder, Gaucher disease. AAV-based gene replacement therapies using a blood-brain barrier (BBB)-crossing capsid have the potential to achieve sustained correction of such disorders affecting the central nervous system. In a GBA loss-of-function preclinical model, Voyager has demonstrated CNS target engagement using its intravenous CNS-tropic capsids and delivery of therapeutically relevant levels of the enzyme GCase, which is encoded by GBA1.

About the TRACER™ AAV Capsid Discovery Platform
Voyager’s TRACER™ (Tropism Redirection of AAV by Cell-type-specific Expression of RNA) capsid discovery platform is a broadly applicable, RNA-based screening platform that enables rapid discovery of AAV capsids with robust penetration of the blood-brain barrier and enhanced central nervous system (CNS) tropism in multiple species, including non-human primates (NHPs). TRACER generated capsids have demonstrated superior and widespread gene expression in the CNS compared to conventional AAV capsids as well as cell- and tissue-specific transduction, including to areas of the brain that have been traditionally difficult to reach. Separate results have demonstrated the enhanced ability of certain capsids to target cardiac muscle and to de-target the dorsal root ganglia. Voyager is expanding its library of AAV capsids optimized to deliver diverse therapeutic payloads to address a broad range of CNS and other diseases. As part of its external partnership strategy, Voyager has established multiple collaboration agreements providing access to its next-generation TRACER capsids to potentially enable its partners’ gene therapy programs to treat a variety of diseases.

About Neurocrine Biosciences
Neurocrine Biosciences is a leading neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs, but few options. We are dedicated to discovering and developing life-changing treatments for patients with under-addressed neurological, neuroendocrine, and neuropsychiatric disorders. The company's diverse portfolio includes FDA-approved treatments for tardive dyskinesia, Parkinson's disease, endometriosis* and uterine fibroids*, and12 mid- to late-stage clinical programs in multiple therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science.  For more information, visit neurocrine.com, and follow the company on LinkedIn, Twitter, and Facebook. (*in collaboration with AbbVie).

About Voyager Therapeutics
Voyager Therapeutics (Nasdaq: VYGR) is a biotechnology company dedicated to breaking through barriers in gene therapy and neurology. The potential of both disciplines has been constrained by delivery challenges; Voyager is leveraging cutting-edge expertise in capsid discovery and deep neuropharmacology capabilities to address these constraints. Voyager’s TRACER AAV capsid discovery platform has generated novel capsids with high target delivery and blood-brain barrier penetration at low doses, potentially addressing the narrow therapeutic window associated with conventional gene therapy delivery vectors. This platform is fueling alliances with Pfizer Inc., Novartis and Neurocrine Biosciences as well as multiple programs in Voyager’s own pipeline. Voyager’s pipeline includes wholly-owned and collaborative preclinical programs in Alzheimer’s disease, amyotrophic lateral sclerosis (ALS), Parkinson’s disease, and Friedreich’s Ataxia, each with validated targets and biomarkers to enable a path to rapid potential proof-of-biology. For more information, visit www.voyagertherapeutics.com.
Neurocrine Biosciences and the Neurocrine logo are registered trademarks of Neurocrine Biosciences, Inc.
Voyager Therapeutics® is a registered trademark, and TRACER™ is a trademark, of Voyager Therapeutics, Inc.

Voyager Forward-Looking Statements
This press release contains forward-looking statements for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995 and other federal securities laws. The use of words such as "may," "might," "will," "would," "should," "expect," "plan," "anticipate," "believe," "estimate," "undoubtedly," “target,” "project," "intend," "future," "potential," or "continue," and other similar expressions are intended to identify forward-looking statements. For example, all statements Voyager makes regarding the consummation of the collaboration with Neurocrine Biosciences and the sale and issuance of Voyager common stock to Neurocrine Biosciences, the Company’s entitlement to receive the upfront payment, milestone payments and royalties from Neurocrine Biosciences under the collaboration agreement, the satisfaction of closing conditions and the receipt of regulatory clearances necessary for the consummation of the collaboration and the sale and issuance of Voyager common stock to Neurocrine Biosciences, the creation of value and the establishment of new opportunities that may arise as a result of the collaboration, the ability of Voyager and Neurocrine Biosciences to perform under their existing collaboration and this new collaboration, including Voyager’s and Neurocrine Biosciences’ abilities to advance gene therapy product candidates under this collaboration into, and successfully initiate, enroll and complete, clinical trials, the ability of Voyager to add new programs to its pipeline and the ability of Voyager to enter into new partnerships or collaborations, the ability of Voyager to continue to develop the TRACER platform, the regulatory pathway of, and the timing or likelihood of its regulatory filings and approvals for, any of Voyager’s product candidates, and the sufficiency of Voyager’s cash resources are forward-looking. All forward-looking statements are based on estimates and assumptions by Voyager's management that, although Voyager believes to be reasonable, are inherently uncertain. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that Voyager expected.  Such risks and uncertainties include, among others, the expectations and decisions of regulatory authorities; the initiation and conduct of preclinical studies and clinical trials; the availability of data from clinical trials; the continued development of Voyager’s capsid and gene therapy platforms; the availability or commercial potential of product candidates under this collaboration; and the willingness and ability of Voyager's partners to meet obligations under collaboration agreements with Voyager. These statements are also subject to a number of material risks and uncertainties that are described in Voyager's most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, as updated by its subsequent filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it was made. Voyager undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
Neurocrine Biosciences Forward-Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements related to the potential benefits to be derived from Neurocrine Biosciences’ collaboration with Voyager, including any statements related to Voyager’s TRACER capsid platform and Neurocrine Biosciences’ ability to leverage such platform; Neurocrine Biosciences’ potential milestone and royalty payments to Voyager; the development of Neurocrine Biosciences’ product candidates; and the timing of completion of Neurocrine Biosciences’ clinical, regulatory, and other development activities. Among the factors and risks that could cause actual results to differ materially from those indicated in the forward-looking statements are: the possibility that the transaction with Voyager is not consummated on the expected timeline or at all, or the possibility that regulatory approvals of the proposed transaction will impose conditions that are not obtained; risks that the benefits of the agreement with Voyager may never be realized; risks that development activities contemplated in the collaboration with Voyager may not be completed on time or at all; risks associated with Neurocrine Biosciences’ dependence on Voyager for research and development; risks that ongoing or future clinical trials may not be successful or replicate previous clinical trial results, or may not be predictive of real-world results or of results in subsequent clinical trials; risks and uncertainties relating to competitive products and technological changes that may limit demand for products licensed from Voyager; risks that the products licensed from Voyager may be precluded from commercialization by the proprietary rights of third parties; and other risks that are described in Neurocrine Biosciences’ periodic reports filed with the Securities and Exchange Commission, including without limitation the Neurocrine Biosciences’ quarterly report on Form 10-Q for the quarter ended September 30, 2022. Neurocrine Biosciences disclaims any obligation to update the statements contained in this press release after the date hereof.

Contacts
Voyager Investors: Andrew Funderburk, afunderburk@kendallir.com
Voyager Media: Trista Morrison, tmorrison@vygr.com; Peg Rusconi, prusconi@vergescientific.com
Neurocrine Biosciences Investors: Todd Tushla, ir@neurocrine.com
Neurocrine Biosciences Media: Tony Jewell, media@neurocrine.com